Exhibit 5.3
[LETTERHEAD OF WILLIAMS MULLEN]
June 5, 2009
Chickahominy River Energy Corp.
901 Marquette Avenue, Suite 2300
Minneapolis, MN 55402
Registration Statement on Form S-3
Ladies and Gentlemen:
     We are issuing this letter in our capacity as special Virginia counsel to Chickahominy River Energy Corp., a Virginia corporation (the “Guarantor”), in connection with the Guarantor’s proposed guarantee, along with the other guarantors, under the Indenture (as defined below) of $700,000,000 in aggregate principal amount of 8.50% Senior Notes due 2019 (the “Notes”). The Notes are to be issued by NRG Energy, Inc., a Delaware corporation (the “Issuer”), in connection with an offering pursuant to a Prospectus Supplement, dated as of June 2, 2009, to the Registration Statement on Form S-3 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on February 13, 2009 under the Securities Act of 1933, as amended (the “Securities Act”). The Notes are to be issued pursuant to the Base Indenture (the “Indenture”), dated as of February 2, 2006, between the Issuer and The Law Debenture Trust Company of New York, as Trustee (the “Trustee”), as supplemented by the Twenty-Second Supplemental Indenture, dated as of June 5, 2009 (the “Supplemental Indenture”), among the Issuer, the guarantors set forth therein and the Trustee. Pursuant to the Indenture and the Supplemental Indenture, the Guarantor, along with other guarantors, will guarantee the obligations of the Issuer under the Notes.
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the
A Professional Corporation

North Carolina  •  Virginia  •  Washington, D.C.  •  London
Two James Center 1021 East Cary Street (23219) P.O. Box 1320 Richmond, VA 23218-1320 Tel: 804.783.6488 Fax: 804.783.6507
www.williamsmullen.com

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June 5, 2009

articles of incorporation and by-laws of the Guarantor, (ii) a certificate of good standing issued by the Virginia State Corporation Commission as to the Guarantor on May 18, 2009, (iii) a written consent of the board of directors of the Guarantor with respect to the execution and delivery of the Supplemental Indenture and (iv) the Indenture and the Supplemental Indenture.
     For purposes of this letter we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this letter, the authority of such persons signing on behalf of the parties thereto other than the Guarantor, the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor, and that such documents have not been amended, modified, terminated or rescinded. As to any facts material to the opinions expressed herein, we have relied upon a certificate of fact of an officer of the Guarantor.
     We express no opinion as to the applicability of, compliance with, or effect of (i) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance and injunctive relief, regardless of whether considered in a proceeding in equity or at law, (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties, (iii) the effect of certain laws, regulations and judicial and other decisions upon (a) the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligation of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (b) the enforceability of any provision the violation of which would not have any material adverse effect on the performance by any party of its obligations under any agreement, (iv) public policy considerations underlying United States federal securities laws, to the extent that such public policy considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification with respect to securities law violations, (v) any law except the laws of the Commonwealth of Virginia and the Virginia case law decided thereunder and (vi) the “Blue Sky” laws and regulations of the Commonwealth of

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Virginia. However, the non-enforceability of any provisions referred to in foregoing clause (iii) will not, taken as a whole, materially interfere with the practical realization of the benefits of the rights and remedies included in any such agreement which is the subject of any opinion expressed below, except for the consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or arise from applicable laws, equitable principles and interpretations thereof.
     Based upon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:
     1. The Guarantor is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.
     2. The Supplemental Indenture has been duly authorized, executed and delivered by the Guarantor. The Supplemental Indenture is a valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms.
     3. When the Notes have been duly executed and authenticated in accordance with the Indenture and the Supplemental Indenture, and duly delivered to the holders thereof, the guarantee by the Guarantor of the obligations of the Issuer under the Notes, pursuant to the provisions of the Indenture and the Supplemental Indenture, will be a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.
     4. The execution and delivery by the Guarantor of the Supplemental Indenture, and the performance by the Guarantor of its obligations thereunder, do not and will not conflict with or constitute or result in a breach or default under (or an event that, with notice or the passage of time or both, would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Guarantor or (ii) any statute or governmental rule or regulation of the Commonwealth of Virginia or any political subdivision thereof.

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     5. No consent, waiver, approval, authorization or order of any court or governmental authority of the Commonwealth of Virginia or any political subdivision thereof is required for the guarantee by the Guarantor of the obligations of the Issuer under the Notes pursuant to the provisions of the Indenture and the Supplemental Indenture, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.
     The opinions herein are limited to the specific issues addressed herein, and no opinion is implied or may be inferred beyond that expressly stated herein. We assume no obligation to revise or supplement this letter if the present laws of the Commonwealth of Virginia are changed by legislative action, judicial decision or otherwise.
     This letter is furnished to you in connection with the filing by the Issuer of a Current Report on form 8-K (the “Form 8-K”) which will be incorporated by reference into the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to Form 8-K. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ Williams Mullen
WILLIAMS MULLEN